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                                                                    EXHIBIT 10.2

                           CHANGE IN CONTROL AGREEMENT


  This Change In Control Agreement (the "Agreement") is made and entered into as of ______________ (the "Effective Date"), by and between Sycamore Networks, Inc., a Delaware corporation (the "Company") and ___________________________ ("Executive").


                                    RECITALS
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  The Company recognizes that the possibility of a change of control or other event which may change the nature and structure of the Company and that uncertainty regarding the consequences of such events may adversely affect the Company's ability to retain its key employees. The Company also recognizes that Executive possesses an intimate and essential knowledge of the Company upon which the Company may need to draw for objective advice and continued services in connection with any acquisition of the Company or other change of control that is potentially advantageous to the Company's stockholders. The Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company and will enhance its ability to call on and rely upon Executive in connection with a change of control.

  The Company and Executive desire to enter into this Agreement in order to provide additional compensation and benefits to Executive and to encourage Executive to continue to devote his full attention and dedication to the Company and to continue his employment with the Company.

  1.     Definitions.  As used in this Agreement, unless the context requires a
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different meaning, the following terms shall have the meanings set forth herein:

       1.1.  "Cause" means:
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          1.1.1.  The willful engaging by the Executive in illegal conduct or gross misconduct which is materially injurious to the Company.

       1.2.  "Change of Control" means the occurrence, as the result of a single
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transaction or through a series of transactions, of any of the following events:

          1.2.1. any Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as amended, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit
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plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company;
or

          1.2.2. Incumbent Directors cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of date hereof or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors to the Board); or

          1.2.3. there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof (the "Acquiror")) at least a majority of the combined voting power of the securities of the Company or the Acquiror outstanding immediately after such merger or consolidation as appropriate, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; or

          1.2.4. the stockholders of the Company approve a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets, other than a sale or disposition by the Company of all or a substantial portion of the Company's assets to an entity, at least a majority of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

       1.3.  "Constructive Termination" means the occurrence of any of the
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following conditions, without Executive's written consent:

          1.3.1. Any diminution in the Executive's position, title or responsibilities; or

          1.3.2.  Any required relocation of the Executive; or

          1.3.3. Any diminution in the Executive annual salary or bonus potential from that in effect immediately prior to the Change in Control.
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     1.4  "Subsequent Acquisition" means:
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        1.4.1.  A merger or consolidation which results in the voting securities of the Acquiror (as defined in Section 1.2 of this Agreement) outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity (the "Subsequent Acquiror") less than a majority of the combined voting power of the voting securities of the Acquiror or such Subsequent Acquiror, as the case may be, outstanding immediately after such merger or consolidation;

         1.4.2. The sale of all or substantially all of the assets of the Acquiror or of the subsidiary or unit of the Acquiror formed by or to effect the Change of Control; or

         1.4.3. The sale of shares of capital stock of the Acquiror, or of the subsidiary or unit of the Acquiror formed by or to effect the Change of Control, in a single transaction or series of related transactions, representing at least 80% of the voting power of the voting securities of the Acquiror or of the subsidiary or unit of the Acquiror formed by or to effect the Change of Control.

       1.5.  "Termination Upon a Change of Control" means:
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          1.5.1.  Any termination of the employment of Executive by the Company without Cause during the period commencing thirty (30) days prior to the date of the Company's first public announcement that the Company has entered into a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies);

          1.5.2. Any termination of the employment of Executive by the Company without Cause following a Change of Control;

          1.5.3. Any resignation by Executive upon the occurrence of a Constructive Termination after the date of any Change of Control.

          1.5.4. "Termination Upon Change of Control" shall not include any termination of Executive's employment (a) by the Company for Cause; or (b) as a result of the voluntary termination of employment by Executive for a reason other than Constructive Termination.

  2.     Position and Duties.  Executive shall continue to be an at-will
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employee of the Company employed in his/her current position at his/her then current salary rate. Executive shall also be entitled to continue to participate in and to receive benefits on the same basis as other executive or senior staff members under any of the Company's employee benefit plans as in effect from time to time. In addition, Executive shall be entitled to the benefits afforded to other employees similarly situated under the Company's vacation, holiday and business expense reimbursement policies. Executive
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agrees to devote his/her full business time, energy and skill to his/her duties at the Company. These duties shall include, but not be limited to, any duties consistent with Executive's position which may be assigned to Executive from time to time.

  3.     Option and Restricted Stock Vesting Upon Change of Control
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       3.1.  All options or restricted stock granted by the Company to the
Executive and held by the Executive shall, immediately prior to the effectiveness of the Change of Control, become vested and exercisable (and no longer subject to repurchase by the Company) as to an additional number of shares or options equal to the number of shares or options as to which would have become vested and exercisable (and no longer subject to repurchase by the Company) on the date twelve months after the effectiveness of the Change of Control.

 4.       Termination Upon Change of Control
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       4.1.  In the event of Executive's Termination Upon Change of Control,
Executive shall be entitled to the following severance benefits:

          4.1.1. Executive shall be entitled to receive all salary, accrued vacation earned through the date of Executive's termination and Executive's annual incentive bonus for the year in which termination occurs, pro rated through the date of Executive's termination, all less applicable withholding;

          4.1.2. Executive shall be entitled to receive an additional eighteen months' of Executive's base salary as in effect on the date of such termination, plus an additional amount equal to 150% of Executive's annual incentive bonus for the year in which the termination occurs, all less applicable withholding, paid in a lump sum within thirty (30) days of termination of employment;

          4.1.3. Executive shall be entitled to receive reimbursement for all expenses that Executive reasonably and necessarily incurred by Executive in connection with the business of the Company prior to Executive's termination of employment, within ten (10) days of submission of proper expense reports by Executive;

          4.1.4. Executive and/or Executive's dependents shall be entitled to elect continued group health plan coverage in accordance with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The Company will pay the full premium for continuation coverage for Executive and/or Executive's dependents for a period of 18 months following the date of Executive's Termination Upon Change of Control. Notwithstanding the above, Company shall cease providing continued group health plan coverage for Executive and/or Executive's dependents in the event that, at any juncture during the period of continuation coverage provided for herein, Executive and/or Executive's dependents become(s) covered under another employer's group health plan that (i) has no preexisting condition exclusions or (ii) has a preexisting
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condition exclusion that does not apply to Executive and/or Executive's dependents or is satisfied by the creditable coverage of Executive and/or Executive's dependents in accordance with HIPAA;

          4.1.5. Executive payments received under this Section 4 shall be entitled to receive the benefits, if any, under the Company's 401(k) Plan, qualified deferred compensation plan, employee stock purchase plan and other Company benefit plans to which he may be entitled pursuant to the terms of such plans; and

          4.1.6. Executive shall be entitled to receive outplacement services and Career Counseling at the Company's expense for a period of 12 months after the date of the Termination Upon Change of Control.

          4.1.7. All options or restricted stock granted by the Company to the Executive and held by the Executive shall become vested and exercisable (and no longer subject to repurchase by the Company) in full, effective upon the Executive's Termination Upon Change of Control.

 5.  Subsequent Acquisition
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     5.1.  In the event of a Subsequent Acquisition, Executive shall be entitled to the following benefits:

          5.1.1 All options or restricted stock granted by the Company to the Executive and held by the Executive shall, immediately prior to the effectiveness of the Subsequent Acquisition, become vested and exercisable (and no longer subject to repurchase by the Company) in full.

  6.     280G. If, due to the benefits provided under this Agreement, Executive
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is subject to any excise tax due to characterization of any amounts payable or benefits provided hereunder as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code, the Company agrees to reimburse Executive in an amount up to $1,000,000 (one million dollars) of such excise tax; provided, however, that, no reimbursement shall be made for any excise tax payable with respect to the reimbursement made pursuant to this section 6. The excise tax reimbursement made pursuant to this section 6 shall be subject to all applicable withholding. The foregoing shall be conditioned upon Executive cooperating with the Company in such manner as may be reasonably requested (other than reducing amounts payable hereunder) so as to minimize the amount of such excise tax. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 6 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 6, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the
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Accountants may reasonably request in order to make a determination under this
Section 6. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6.

  7.     Exclusive Remedy.  Under any claim for breach of this Agreement or
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wrongful termination, the payments and benefits provided for in Sections 3, 4, 5 and 6 shall constitute Executive's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between Executive and the Company in the event of Executive's termination. Except as expressly set forth herein, Executive shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Sections 3, 4, 5 and 6 have been provided to Executive.

  8.     Proprietary and Confidential Information. Executive agrees to continue
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to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between Executive and the Company.

  9.     Conflict of Interest.  Executive agrees that for a period of one (1)
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year after termination of his/her employment with the Company, he/she will not, directly or indirectly, solicit the services of or in any other manner persuade employee or customers of the Company to discontinue that person's or entity's relationship with or to the Company as an employee or customer, as the case may be.

  10.    Arbitration.  Any claim, dispute or controversy arising out of this
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Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in Middlesex County in Massachusetts; provided, however, that this arbitration provision shall not preclude the Company from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information. Both parties hereby waive any right to a jury trial to resolve such claims, disputes, or controversies. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by Executive, shall be paid by the Company. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

  11.    Interpretation.  Executive and the Company agree that this Change in
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Control Agreement shall be interpreted in accordance with and governed by the laws of the State of Massachusetts.

  12.    Conflict in Benefits.  This Agreement shall supersede all prior
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arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement and shall be the exclusive agreement for the determination of any payments and accelerated option vesting due upon Executive's termination of employment upon a Change of Control; provided, however, that this Agreement is not intended to and shall
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not affect, limit or terminate (i) any plans, programs, or arrangements of the
Company that are regularly made available to a significant number of employees of the Company, (ii) any agreement or arrangement with Executive that has been reduced to writing and which does not relate to the subject matter hereof, or
(iii) any agreements or arrangements hereafter entered into by the parties in writing, except as otherwise expressly provided herein.

  13.    Release of Claims.  No severance benefits shall be paid to Executive
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under this Agreement unless and until Executive shall, in consideration of the payment of such severance benefit, execute a release of claims in a form satisfactory to the Company; provided however that such release shall not apply to any right of Executive to be indemnified by the Company.

  14.    Successors and Assigns.
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       14.1. Successors of the Company.  The Company will require any successor
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or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall be a breach of this Agreement and shall entitle Executive to terminate his or her employment with the Company within three months thereafter and to receive the benefits provided under of this Agreement in the event of Termination Upon Change of Control. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

       14.2. Heirs of Executive. This Agreement shall inure to the benefit of
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and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.


  15.    Notices.  For purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:


  if to the Company:        Sycamore Networks, Inc.
                            10 Elizabeth Drive
                            Chelmsford, MA  01824

                            Attn:  General Counsel
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and if to Executive at the address specified at the end of this Agreement.
Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

  16.    No Representations. Executive acknowledges that he/she is not relying
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and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

  17.    Validity. If any one or more of the provisions (or any part thereof) of
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this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

  18.    Modification.  This Agreement may only be modified or amended by a
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supplemental written agreement signed by Executive and the Company.


  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.


                        "Company"

                        SYCAMORE NETWORKS, INC.



Date:                               By:
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                                    Title:
                                          --------------------

                                    "Executive"

                                    Print Name:

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Date:
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                                        Executive's Signature

Address for Notice:

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